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                                                                     EXHIBIT 4.1

PLEASE SEE RESTRICTIVE LEGEND ON REVERSE SIDE HEREOF

              INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA




                                  PEMSTAR INC.


This Certifies that __________________________________________ is the owner and registered holder of ________________________________________________ Shares of

                                  Common Stock

transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

     IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation this _____________ day of ______________, ______.


     __________________________________     __________________________________
                Secretary                                President

     NO
 CORPORATE
    SEAL